UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2017

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 University Plaza Drive, Suite 320
Hackensack, NJ	07601
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Brainstorm Cell Therapeutics Inc. (the “Company”) was held on November 9, 2017 at the offices of the Company, 3 University Plaza Drive, Suite 320, Hackensack, NJ 07601. At the Annual Meeting, the following matters were voted upon by the stockholders of the Company:

1.	The election of seven directors (listed below) until the next annual meeting of stockholders.
2.	The ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year.

The number of shares of the Company’s Common Stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of September 11, 2017 was 18,842,726. Each of the matters voted upon at the Annual Meeting was approved by the requisite number of votes. The final results of the voting on each of the matters presented to stockholders at the Annual Meeting are as follows:

		VOTES FOR	VOTES WITHHELD	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
1.	Election of seven directors:
	Dr. Irit Arbel	4,510,667	101,191	N/A	N/A	7,665,249
	Dr. June S. Almenoff	4,507,940	103,918	N/A	N/A	7,665,249
	Arturo O. Araya	4,509,239	102,619	N/A	N/A	7,665,249
	Chen Schor	3,727,909	883,949	N/A	N/A	7,665,249
	Dr. Robert Shorr	4,510,639	101,219	N/A	N/A	7,665,249
	Malcolm Taub	4,509,226	102,632	N/A	N/A	7,665,249
	Uri Yablonka	4,501,035	110,823	N/A	N/A	7,665,249

2.	Ratification of the appointment of Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu Limited, as the Company’s independent registered public accounting firm for the current fiscal year:	11,901,286	N/A	338,110	37,711	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: November 10, 2017	By:	/s/ Chaim Lebovits
Chaim Lebovits Chief Executive Officer and President